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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



TurboChef Technologies, Inc.
Dallas, TX



We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 (File No. 333-81571) and on Form S-3 (File No. 333-24769) of our report dated March 27, 2001, relating to the financial statements of TurboChef Technologies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.



Dallas, TX
April 16, 2001